ADVANTAGE SOLUTIONS INC. Earnings Presentation August 4, 2023

Disclaimer Forward-Looking Statements Certain statements in this presentation may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “could”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Financial Measures and Related Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below. Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Adjusted EBITDA means net (loss) income before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity-based compensation of Karman Topco L.P., (vii) changes in fair value of warrant liability, (viii) stock based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) loss on disposal of assets (xii) costs associated with COVID-19, net of benefits received, (xiii) EBITDA for economic interests in investments, (xiv) reorganization and restructuring expenses, (xv) litigation expenses (recovery), (xvi) recovery from Take 5, (xvii) costs associated with the Take 5 Matter and (xviii) other adjustments that management believes are helpful in evaluating our operating performance. Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment. The Company has presented the financial data for the last twelve-month (“LTM”) period ended June 30, 2023 by adding the unaudited results of operations for the six-month period ended June 30, 2023 to its audited results of operations for the year ended December 31, 2022 and then subtracting the unaudited results of operations for the six- month period ended June 30, 2022. The financial data for the LTM period ended June 30, 2023 does not comply with GAAP. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Q2 Key Messages Strong quarterly revenues of $1 billion, an increase of approximately 6% year-over-year Slow improvements in macroeconomic environment Moderating inflationary rates, despite continued tightness in labor supply Made approximately 1,000 net new hires in the quarter Generated $119M of adjusted unlevered free cash flow in Q2, representing 114% of Adj. EBITDA Advantage expects to continue to be disciplined and opportunistic in our capital allocation strategy to maximize returns for our equity holders, including continuing to deleverage our balance sheet (as of June 30, 2023, we reduced net leverage to ~4.3x) Made ~$52M voluntary repayment of term loan during Q2 (~85% of debt is hedged or at a fixed interest rate) Reiterating 2023 Adjusted EBITDA outlook of $400M – $420M (including completed divestitures) Realization of price increases and continued rebuild of in-store sampling and demonstration program Additional investment behind technology modernization and best-in-class talent management initiatives Preparing to release results from our Advantage Outlook Report, which will provide insights into the operating environment for brands and retailers over the next 6-12 months; survey results reveal industry trends that continue to drive demand for Advantage’s services Team is continuing to develop strategic plan to maximize company’s full potential via strengthening culture, simplifying business, improving financial discipline and enhancing processes

Note: Please see the appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. Totals may not add due to rounding. Total Advantage Sales Segment Marketing Segment Revenues Adjusted EBITDA Q2 Financial Results $ in millions. $ in millions. % margin % margin % margin (4)% (11)% 11% 6% (1)% 16% Y/Y growth Y/Y growth Y/Y growth Y/Y growth Y/Y growth Y/Y growth

HEALTHY Revenue TRENDS ACROSS SEGMENTS IN Q2 In-Store sampling and Demonstration Event Count +24% YoY Sales Segment Marketing Segment Increase in retail merchandising services, realization of pricing and growth in European joint venture Completed divestiture of third-party reselling business Impact of intentional and previously anticipated client exit In-store sampling and demonstration event counts up ~24% year-over-year, approximately ~78% of 2019 levels Successful realization of price increases Digital services continue to be a headwind, but starting to show signs of stabilization

CAPITALIZATION SUMMARY

- Total Debt of $2.0 billion(1)
  - Leverage at around 4.3x net debt(1) to LTM June Adjusted EBITDA
  - No meaningful maturities for the next 4+ years
- Debt Capitalization:

$ in millions	Maturity	Rate	Outstanding
First Lien Term Loan	2027	S+4.50%(2)	$1,238
Senior Secured Notes	2028	6.50%	775
Other Debt			7
Total Gross Debt			**$2,020**
Less: Cash and Cash Equivalents			(165)
Total Net Debt[1]			**$1,855**

- Equity capitalization as of June 30, 2023:
  - 324,481,143 Class A Common shares outstanding
  - 1,610,014 Treasury shares outstanding
  - 18,578,321 Warrants with a $11.50 exercise price per share
  - 28,307,799 RSUs and PSUs(4)
  - 17,570,000 Options


$1,738 (3)
$ 500
$1,238
$ 775
2027E
2028E
$ in millions
1L Term Loan
Sr. Secured Notes

~85% of debt is hedged or at fixed interest rate

(1) Net debt is a non-GAAP financial measure and includes Other Debt of approximately $7M. For a reconciliation of net debt to total debt, the most directly comparable GAAP counterpart, please see the appendix attached hereto.
(2) First Lien Term Loan rate subject to 0.75% SOFR floor.
(3) First Lien Term Loan that amortizes at 1% per annum, paid quarterly. Illustratively showing full $1,238 million obligation in 2027E maturity, including $500 million of borrowing capacity of Revolving Credit Facility.
(4) PSUs represent the number of underlying shares that would be issued at Target performance levels.

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Non-GAAP Reconciliation

Non-GAAP Reconciliation (1/6)   Three Months Ended Consolidated June 30,   2023   2022 Total Company (in thousands)   Net (loss) income $ (7,846)   $ 3,676 Add:       Interest expense, net 30,459   28,188 (Benefit from) provision for income taxes (416)   1,316 Depreciation and amortization 56,738   58,444 Equity based compensation of Topco(1) (1,218)   (3,519) Change in fair value of warrant liability 74   (4,914) Stock based compensation expense(2) 11,226   14,961 Fair value adjustments related to contingent consideration related to acquisitions(3) 5,068   3,654 Acquisition-related expenses(4) 498   5,998 Disposal of assets and adjustments to assets held for sale(5) 1,158   — EBITDA for economic interests in investments(6) (2,457)   (1,020) Reorganization and restructuring expenses(7) 5,837   253 Litigation expenses (recovery)(8) 4,350   (800) Costs associated with COVID-19, net of benefits received(9) 2,317   1,362 Recovery from Take 5(14) (1,675)   — Costs associated with the Take 5 Matter(10) 99   723 Adjusted EBITDA $ 104,212   $ 108,322                   Three Months Ended   June 30,   2023   2022 (amounts in thousands)       Numerator - Revenues $ 1,037,055   $ 981,076 Denominator - Adjusted EBITDA $ 104,212   $ 108,322 Adjusted EBITDA Margin 10.0%   11.0%

Non-GAAP Reconciliation (2/6)   Three Months Ended   June 30, 2023   2022 Sales Segment (in thousands)       Operating income $ 7,123   $ 15,177 Add:       Depreciation and amortization 39,390   40,543 Equity based compensation of Topco(1) (580)   (2,032) Stock based compensation expense(2) 6,313   9,171 Fair value adjustments related to contingent consideration related to acquisitions(3) 3,804   6,090 Acquisition-related expenses(4) 366   3,540 Disposal of assets and adjustments to assets held for sale(5) 1,710   — EBITDA for economic interests in investments(6) (2,415)   (1,155) Reorganization and restructuring expenses(7) 3,340   340 Litigation expenses (recovery)(8) 4,350   (100) Costs associated with COVID-19, net of benefits received(9) 277   179 Sales Segment Adjusted EBITDA $ 63,678   $ 71,753                           Three Months Ended   June 30, 2023   2022 Marketing Segment (in thousands)       Operating income $ 15,148   $ 13,089 Add:       Depreciation and amortization 17,348   17,901 Equity based compensation of Topco(1) (638)   (1,487) Stock based compensation expense(2) 4,913   5,790 Fair value adjustments related to contingent consideration related to acquisitions(3) 1,264   (2,436) Acquisition-related expenses(4) 132   2,458 Disposal of assets and adjustments to assets held for sale(5) (552)   —  EBITDA for economic interests in investments(6) (42)   135 Reorganization and restructuring expenses(7) 2,497   (87) Litigation recovery(8) —   (700) Costs associated with COVID-19, net of benefits received(9) 2,040   1,183 Recovery from Take 5(14) (1,675)   — Costs associated with the Take 5 Matter(10) 99   723 Marketing Segment Adjusted EBITDA $ 40,534   $ 36,569

NON-GAAP RECONCILIATION *(3/6)*

Consolidated	Three Months Ended September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Total Company (in thousands)				
Net (loss) income	$ 23,227	$ (1,421,729)	$ (47,678)	$ (7,846)
Add:				
Interest expense, net	23,557	40,831	47,191	30,459
Provision for (benefit from) income taxes	1,158	(156,860)	(7,696)	(416)
Depreciation and amortization	57,785	59,078	57,104	56,738
Impairment of goodwill and indefinite-lived assets	—	1,572,523	—	—
Equity based compensation of Topco[(1)]	(828)	208	(2,269)	(1,218)
Change in fair value of warrant liability	(1,100)	220	(73)	74
Stock based compensation expense[(2)]	7,174	9,919	11,210	11,226
Fair value adjustments related to contingent consideration related to acquisitions[(3)]	(340)	(674)	4,292	5,068
Acquisition-related expenses[(4)]	4,260	4,059	2,432	498
Disposal of assets and adjustments to assets held for sale[(5)]	—	—	16,497	1,158
EBITDA for economic interests in investments[(6)]	(2,474)	(5,342)	(1,185)	(2,457)
Reorganization and restructuring expenses[(7)]	3,562	1,636	11,148	5,837
Litigation expenses (recovery)[(8)]	—	6,157	—	4,350
Costs associated with COVID-19, net of benefits received[(9)]	2,009	2,263	1,017	2,317
Recovery from Take 5[(14)]	—	—	—	(1,675)
Costs associated with the Take 5 Matter[(10)]	278	377	80	99
Adjusted EBITDA	$ 118,268	$ 112,666	$ 92,070	$ 104,212

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NON-GAAP RECONCILIATION *(4/6)*

(in thousands)	Six months Ended June 30, 2023	Three months Ended June 30, 2023	Three months Ended March 31, 2023	Six months Ended June 30, 2022	Three months Ended June 30, 2022	Three months Ended March 31, 2022
Net cash provided by (used in) operating activities	$ 104,990	$ 61,904	$ 43,086	$ 29,992	$ 53,947	$ (23,955)
Add (Less):						
Purchases of property and equipment	(18,552)	(11,274)	(7,278)	(21,533)	(11,094)	(10,439)
Cash payments for interest	85,282	56,651	28,631	74,591	56,075	18,516
Cash payments for income taxes	19,135	15,255	3,880	17,565	12,313	5,252
Cash received from interest rate derivatives	(12,961)	(6,944)	(6,017)	—	—	—
Cash paid for acquisition-related expenses[11]	1,985	777	1,208	13,279	7,992	5,287
Cash paid for reorganization and restructuring expenses[12]	4,485	1,226	3,259	1,650	303	1,347
Cash paid for costs associated with COVID-19, net of benefits received[13]	3,334	2,317	1,017	2,936	1,362	1,574
Net effect of foreign currency fluctuations on cash	1,494	193	1,301	(6,603)	(5,118)	(1,485)
Cash paid for costs associated with the Take 5 Matter (recovery from)[14]	(1,496)	(1,576)	80	1,810	723	1,087
Adjusted Unlevered Free Cash Flow	$ 187,696	$ 118,529	$ 69,167	$ 113,687	$ 116,503	$ (2,816)

(amounts in thousands)	Six months Ended June 30, 2023	Three months Ended June 30, 2023	Three months Ended March 31, 2023	Six months Ended June 30, 2022	Three months Ended June 30, 2022	Three months Ended March 31, 2022
Numerator - Adjusted Unlevered Free Cash Flow	$ 187,696	$ 118,529	$ 69,167	$ 113,687	$ 116,503	$ (2,816)
Denominator - Adjusted EBITDA	196,282	104,212	92,070	205,061	108,322	96,739
Unlevered Free Cash Flow as a percentage of Adjusted EBITDA	95.6%	113.7%	75.1%	55.4%	107.6%	NM

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Non-GAAP Reconciliation (5/6) June 30, December 31, June 30, (in millions) 2023   2022   2022 Current portion of long-term debt $ 15.5   $ 14.0   $ 59.8 Long-term debt, net of current portion 1,966.2   2,022.8   2,026.0 Less: Debt issuance costs (38.1)     (42.4)     (45.4) Total Debt 2,019.8   2,079.2   2,131.2 Less: Cash and cash equivalents 164.7   120.7   115.8 Total Net Debt $ 1,855.1   $ 1,958.5   $ 2,015.4

Non-GAAP Reconciliation (6/6) Note: Numerical figures included in this slide have been subject to rounding adjustments Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equity holders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco. Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan. Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions. Represents fees and costs associated with activities related to our acquisitions and related reorganization activities including professional fees, due diligence, and integration activities. Represents losses on disposal of assets related to divestitures and losses on sale of businesses and classification of assets held for sale, less cost to sell. Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements. Represents fees and costs associated with various internal reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs. Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities. Represents (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including additional sick pay for front-line associates and personal protective equipment; and (b) benefits received from government grants for COVID-19 relief. Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs. Represents cash paid for fees and costs associated with activities related to our acquisitions and reorganization activities including professional fees, due diligence, and integration activities. Represents cash paid for fees and costs associated with various reorganization activities, including professional fees, lease exit costs, severance, and nonrecurring compensation costs. Represents cash paid or (cash received) for (a) costs related to implementation of strategies for workplace safety in response to COVID-19, including additional sick pay for front-line associates and personal protective equipment; and (b) benefits received from government grants for COVID-19 relief. Represents cash paid for costs associated with the Take 5 Matter, primarily, professional fees and other related costs and (cash received) from an insurance policy for claims related to the Take 5 Matter.

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